As filed with the Securities and Exchange Commission on June 21, 2013
Registration No. 333- 164083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOVAGOLD RESOURCES INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2300, 200 Granville Street
Vancouver, British Columbia Canada V6C 1S4
(604) 669-6227
Address of Principal Executive Offices

2004 Stock Award Plan of NovaGold Resources Inc. (as amended)
2009 Performance Share Unit Plan
2009 Non-Employee Directors Deferred Share Unit Plan
(Full titles of the plans)

DL Services, Inc.
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
(Name and address of agent for service)

(206) 903-8800
(Telephone number, including area code, of agent for service)

With a copy to
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ X ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares, no par value	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-8 (File No. 333-164083). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No.1.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

On May 29, 2013, the shareholders of NOVAGOLD RESOURCES INC., a Nova Scotia corporation (“NOVAGOLD Nova Scotia”), passed a special resolution approving the continuance of NOVAGOLD Nova Scotia into British Columbia, thereby becoming a British Columbia corporation (the “Continuance”). The Continuance became effective June 10, 2013, and NOVAGOLD RESOURCES INC. (the “Registrant”) is now a British Columbia corporation governed by the Business Corporations Act (British Columbia).

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-164083), originally filed with the Securities and Exchange Commission (the “Commission”) December 30, 2009 by NOVAGOLD Nova Scotia (the “Registration Statement”), relating to the 2004 Stock Award Plan (as amended), the 2009 Performance Share Unit Plan, and the 2009 Non-Employee Director Deferred Share Unit Plan, is being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended.

In accordance with Rule 414(d) under the Securities Act, the Registrant hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this registration statement.

(a)	The Registrant’s Annual Report on Form 40-F/A filed with the Securities and Exchange Commission on February 13, 2013;

(b)
The Registrant’s Current Reports on Form 6-K filed with the Securities and Exchange Commission on February 25, 2013, April 10, 2013, April 30, 2013, May 10, 2013, May 14, 2013, June 3, 2013 and June 19, 2013;

(c)
The Registrant’s Registration Statement on Form 40-F filed with the Securities and Exchange Commission on October 29, 2003 and its amendments on Form 8-A filed with the Securities and Exchange Commission on December 1, 2003, May 5, 2005 and December 15, 2006.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference into this registration statement, shall be deemed to be incorporated by reference in and to be part of this registration statement from the date of filing of each such document.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

The Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may:

•
indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

•
after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding.  The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party,” in relation to a company, means an individual who:

•	is or was a director or officer of the company;

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company; or

•	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.  A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

•	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide that, subject to the BCBCA, the Registrant must indemnify a director or former director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable and must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding, except to the extent that such expenses have been advanced in accordance with the Registrant’s articles.  Pursuant to the Registrant’s articles, each director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant’s articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or such person’s heirs or legal representatives) who: (a) is or was a director, officer, employee or agent of the Registrant; (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (c) at the request of the Registrant, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (d) at the request of the Registrant, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors’ and officers’ liability insurance coverage through a policy covering the Registrant and its subsidiaries.  This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such.  This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant.  The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Articles of NOVAGOLD RESOURCES INC. (incorporated by reference to Exhibit 99.1 of the Form 6-K filed June 19, 2013)

4.2	2004 Stock Award Plan of NovaGold Resources Inc. (as amended) (incorporated by reference to Appendix A of Exhibit 99.2 of the Registrant’s report on Form 6-K as filed on April 29, 2009)

4.3	2009 Performance Share Unit Plan (incorporated by reference to Appendix C of Exhibit 99.2 of the Registrant’s report on Form 6-K as filed on April 29, 2009)

4.4	2009 Non-Employee Directors Deferred Share Unit Plan (incorporated by reference to Appendix E of Exhibit 99.2 of the Registrant’s report on Form 6-K as filed on April 29, 2009)

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Robert Gill (incorporated by reference to Exhibit 10 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.4	Consent of Kirk Hanson (incorporated by reference to Exhibit 11 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.5	Consent of Greg Kulla (incorporated by reference to Exhibit 12 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.6	Consent of Tony Lipiec (incorporated by reference to Exhibit 13 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.7	Consent of Jay Melynk (incorporated by reference to Exhibit 14 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.8	Consent of Dana Rogers (incorporated by reference to Exhibit 15 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.9	Consent of Gordon Seibel (incorporated by reference to Exhibit 16 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.10	Consent of Gregory Wortman (incorporated by reference to Exhibit 17 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.11	Consent of AMEC (incorporated by reference to Exhibit 18 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.12	Consent of Heather White (incorporated by reference to Exhibit 19 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

24.1	Power of Attorney (included in signature page)

Item 9.  Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 21st day of June, 2013.

NOVAGOLD RESOURCES INC.

By: /s/ Gregory A. Lang
Name: Gregory A. Lang
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory Lang and David Deisley, or either of them as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any related registration statements necessary to register additional securities and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Lang Gregory A. Lang	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2013

/s/ David Ottewell David Ottewell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ Dr. Thomas S. Kaplan Dr. Thomas S. Kaplan	Chairman of the Board of Directors	June 21, 2013

Sharon Dowdall	Director

/s/ Marc Faber Marc Faber	Director	June 21, 2013

/s/ Gillyeard J. Leathley Gillyeard J. Leathley	Director	June 21, 2013

Signature	Title	Date

/s/ Igor Levental Igor Levental	Director	June 21, 2013

/s/ Kalidas V. Madhavpeddi Kalidas V. Madhavpeddi	Director	June 21, 2013

/s/ Gerald J. McConnell Gerald J. McConnell	Director	June 21, 2013

Clynton R. Nauman	Director

/s/ Rick VanNieuwenhuyse Rick Van Nieuwenhuyse	Director	June 21, 2013

/s/ Anthony P. Walsh Anthony P. Walsh	Director	June 21, 2013

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of NOVAGOLD RESOURCES INC. in the United States, on this 21st day of June, 2013.

By:	/s/ Gregory A. Lang
Name: Gregory A. Lang
Title: Authorized US
Representative

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Articles of NOVAGOLD RESOURCES INC. (incorporated by reference to Exhibit 99.1 of the Form 6-K filed June 19, 2013)

4.2	2004 Stock Award Plan of NovaGold Resources Inc. (as amended) (incorporated by reference to Appendix A of Exhibit 99.2 of the Registrant’s report on Form 6-K as filed on April 29, 2009)

4.3	2009 Performance Share Unit Plan (incorporated by reference to Appendix C of Exhibit 99.2 of the Registrant’s report on Form 6-K as filed on April 29, 2009)

4.4	2009 Non-Employee Directors Deferred Share Unit Plan (incorporated by reference to Appendix E of Exhibit 99.2 of the Registrant’s report on Form 6-K as filed on April 29, 2009)

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Robert Gill (incorporated by reference to Exhibit 10 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.4	Consent of Kirk Hanson (incorporated by reference to Exhibit 11 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.5	Consent of Greg Kulla (incorporated by reference to Exhibit 12 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.6	Consent of Tony Lipiec (incorporated by reference to Exhibit 13 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.7	Consent of Jay Melynk (incorporated by reference to Exhibit 14 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.8	Consent of Dana Rogers (incorporated by reference to Exhibit 15 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.9	Consent of Gordon Seibel (incorporated by reference to Exhibit 16 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.10	Consent of Gregory Wortman (incorporated by reference to Exhibit 17 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.11	Consent of AMEC (incorporated by reference to Exhibit 18 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

23.12	Consent of Heather White (incorporated by reference to Exhibit 19 of the Registrant’s Annual Report on Form 40-F filed with the Securities and Exchange Commission on February 12, 2013)

24.1	Power of Attorney (included in signature page)